As filed with the Securities and Exchange Commission on December 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8099512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(855) 855-4253

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark J. Ahn, Ph.D.

President and Chief Executive Officer

Galena Biopharma, Inc.

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(855) 855-4253

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dale E. Short TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, California 90067 (310) 553-4441	Michael A. Hedge K&L Gates LLP 1 Park Plaza, Twelfth Floor Irvine, California 92614 (949) 253-0900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-167025

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)(3)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Common Stock, $0.0001 par value per share	—	—	—	—
Common Stock Purchase Warrants	—	—	—	—
Total			$6,400,000	$872.96

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	The Registrant previously registered securities, including common stock and warrants, with an aggregate offering price of $75,000,000 on a Registration Statement on Form S-3 (File No. 333-167025) filed by the Company on May 21, 2010 and declared effective by the Securities and Exchange Commission on May 28, 2010. In accordance with Rule 462(b) under the Securities Act, an additional amount of common stock and warrants having a proposed maximum aggregate offering price of $6,400,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement on Form S-3 (File No. 333-167025). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form S-3 (File No. 333-167025) exceed that registered under such registration statements.
(3)	The securities registered hereunder include such indeterminate number of shares of common stock of the Registrant as may be issued upon exercise of warrants registered hereunder. Separate consideration may or may not be received for the shares of common stock issuable upon such exercise. In addition, pursuant to Rule 416 under the Securities Act, the securities registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.
(4)	Calculated in accordance with Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of securities being registered hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form S-3 (File No. 333-167025), as amended, for which a fee of $5,347.50 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

Galena Biopharma, Inc., a Delaware corporation (the “Company”), is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-3 (File No. 333-167025) filed by the Company on May 21, 2010 and declared effective by the SEC on May 28, 2010 (the “Prior Registration Statement”). The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price of securities registered under the Prior Registration Statement by $6,400,000.

The contents of the Prior Registration Statement, including the prospectus contained therein, and any and all prospectus supplements and all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be part of this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.	Exhibits.

The Exhibit Index that follows the signature page of this registration statement lists the exhibits that are filed with this registration statement, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on December 17, 2012.

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
Mark J. Ahn, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark J. Ahn Mark J. Ahn, Ph.D.	President and Chief Executive Officer and Director	December 17, 2012

/s/ Ryan Dunlap Ryan Dunlap	Director, Finance (Principal Financial and Accounting Officer)	December 17, 2012

/s/ Sanford J. Hillsberg Sanford J. Hillsberg	Director	December 17, 2012

/s/ Richard Chin Richard Chin, M.D.	Director	December 17, 2012

/s/ Stephen S. Galliker Stephen S. Galliker	Director	December 17, 2012

/s/ Steven S. Kriegsman Steven S. Kriegsman	Director	December 17, 2012

/s/ Rudolph Nisi Rudolph Nisi, M.D.	Director	December 17, 2012

EXHIBIT INDEX

The following exhibits are filed with this registration statement:

Exhibit Number	Description

5.1	Opinion of TroyGould PC

23.1	Consent of BDO USA, LLP

23.2	Consent of Lohman Company, PLLC

23.3	Consent of TroyGould PC (included in Exhibit 5.1)